As filed with the Securities and Exchange Commission on July 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MeridianLink, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	33-0849406 (I.R.S. Employer Identification Number)

1600 Sunflower Avenue, #200

Costa Mesa, CA 92626

(714) 708-6950

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kayla Dailey

General Counsel

MeridianLink, Inc.

1600 Sunflower Avenue, #200

Costa Mesa, CA 92626

(717) 462-1662

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Bradley C. Weber Joseph C. Theis, Jr. Natalie T. Martirossian Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 (650) 752-3100	Bradley C. Reed, P.C. Michael P. Keeley Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 (312) 862-2000	Katharine A. Martin Rezwan D. Pavri Bryan D. King Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-255680

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, $0.001 par value per share	1,380,000 shares	$26.00	$35,880,000.00	$3,915.00

(1)

Represents only the additional number of shares being registered and includes 180,000 shares of Common Stock that the underwriters have the option to purchase from selling stockholders. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-255680).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $358,800,000 on a Registration Statement on Form S-1 (File No. 333-255680), which was declared effective by the Securities and Exchange Commission on July 27, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $35,880,000.00 is hereby registered.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, MeridianLink, Inc. (the “Company”) is filing this registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). This Registration Statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-255680), which the Company originally filed on April 30, 2021, as amended (the “Initial Registration Statement”), and which the SEC declared effective on July 27, 2021.

The Company is filing this Registration Statement for the sole purpose of increasing the number of shares of its Common Stock to be registered for issuance and sale by 1,380,000 shares. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Initial Registration Statement. The information set forth in the Initial Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-255680)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Costa Mesa, California on July 27, 2021.

MeridianLink, Inc.

By:	/s/ Nicolaas Vlok
Nicolaas Vlok Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicolaas Vlok Nicolaas Vlok	Chief Executive Officer and Director (Principal Executive Officer)	July 27, 2021

/s/ Chad Martin Chad Martin	Chief Financial Officer, Treasurer, and Secretary (Principal Financial and Accounting Officer)	July 27, 2021

*	Chairman of the Board of Directors	July 27, 2021
Paul Zuber

*	Director	July 27, 2021
A.J. Rohde

*	Director	July 27, 2021
A.J. Jangalapalli

*	Director	July 27, 2021
James Lines

	Director	July 27, 2021
Pam Murphy

*	Chief Strategy Officer and Director	July 27, 2021
Timothy Nguyen

*By:	/s/ Chad Martin
Chad Martin Attorney-in-Fact